Exhibit 10

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS (“Amendment”) dated as of the 9th day of September, 2003, is made and entered into on the terms and conditions hereinafter set forth, by and between TELTRONICS, INC., a Delaware corporation “Borrower”) and FINOVA MEZZANINE CAPITAL INC., a Tennessee corporation f/k/a Sirrom Capital Corporation (“Lender”).

RECITALS:

        WHEREAS, Lender has previously made a term loan to Borrowers in the original principal amount of One Million Two Hundred Eighty Thousand and No/100ths Dollars ($1,280,000) (the “Loan”) on the terms and conditions set forth in that certain Loan and Security Agreement dated February 25, 1998 and that certain First Amendment to Loan and Security Agreement dated September 30, 2002, by and between Lender and Borrowers (the Loan and Security Agreement as now or hereafter amended, is hereinafter referred to as the “Loan Agreement”) of which $304,380.81 is outstanding under the Fourth Amended and Restated Secured Promissory Note dated September 30, 2002.

        WHEREAS, the current payment terms are as set forth in the Fourth Amended and Restated Secured Promissory Note dated September 30, 2002 in the principal amount of $830,964.25 (the “Note”); and

        WHEREAS, the Loan is further evidenced and secured by certain agreements, documents and instruments as more particularly described in the Loan Agreement and defined therein as the “Loan Documents”; and

        WHEREAS, the parties desire to amend and restate the Note and amend certain portions of the Loan Agreement; and

        WHEREAS, this Amendment shall amend the Loan Documents.

AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

    1.        Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

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2. The first sentence of Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

        The Loan shall be evidenced by a Fifth Amended and Restated Secured Promissory Note (the “Note”) in the original principal amount of Three Hundred Four Thousand Three Hundred Eighty and 81/100th Dollars ($304,380.81), dated September 9, 2003, executed by Borrowers in favor of Lender. All references to the Note hereunder shall refer to the Note.

3. Section 4.16 of the Agreement is hereby amended to read in its entirety as follows:

Section 4.16 Mergers, Consolidations and Sales of Assets.

(a)     Without the prior written consent of Lender, no Borrower will consolidate with or be a party to a merger or share exchange with any other corporation or (2) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (c) of this Section 4.16) of the assets of such Borrower.

(b)     Without the prior written consent of Lender, no Borrower will sell, transfer or otherwise dispose of any shares of stock in any Subsidiary or any indebtedness or substantial part of any assets of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to Teltronics or a wholly-owned Subsidiary of Teltronics) any shares of stock or any indebtedness or substantial part of any assets of any other Subsidiary, unless all of the following conditions are met:

(i)

simultaneously with such sale, transfer or disposition, all shares of stock and any indebtedness or assets of such Subsidiary at the time owned by Teltronics and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

(ii)

the Board of Directors of Teltronics shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness or assets is not longer in the best interests of Teltronics;

(iii)

such stock and Indebtedness is sold, transferred or otherwise disposed of to a person, for a cash consideration and on terms reasonably deemed by the Board of Directors of Teltronics to be adequate and satisfactory;

(iv)	the Subsidiary being disposed of shall not have any continuing investment in Teltronics or any other Subsidiary not being simultaneously disposed of; and

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(v)	such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of Teltronics and its Subsidiaries taken as a whole.

(vi)	The proceeds of any such sale relating to 36371 Yukon Corp shall be used to retire the indebtedness of such Subsidiary to Tri Links, Inc.

    (c)        As used in this Section 4.16, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of a Borrower only if the book value of such assets, when added to the book value of all other assets, sold, leased or otherwise disposed of by all other Borrowers (other than in the ordinary course of business) during the same twelve month period ending on the date of such sale, lease or other disposition, exceeds 15% of the consolidated net tangible assets of all Borrowers determined as of the end of the immediately preceding fiscal year.

    4.        Borrower hereby represent and warrant to Lender that all of the representations made in Section 2 of the Loan Agreement are true and correct as of the date hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference.

    5.        To the best knowledge of Borrower, Borrower hereby represents and warrants to Lender that the address(es) set forth on Schedule B attached hereto and incorporated herein by this reference is the principal place of Borrower’s business and the location of all tangible collateral and the place where the records concerning all intangible collateral are kept and/or maintained.

    6.        Borrower shall pay to Lender a processing fee of $15,000 and all expenses of Lender incurred in connection with the extension of the maturity date on the closing of this Amendment.

    7.        If, at any time while the Loan remains outstanding, Borrower sells or otherwise issues any shares of its capital stock or any other of its equity securities (“Equity Financing”), Borrower shall remit a principal payment under the Loan equal to outstanding principal balance of the Loan if gross cash proceeds to Borrower from the Equity Financing are in excess of the outstanding principal balance of the Loan.

    8.        The obligation of Lender to execute this Amendment and agree to the provisions hereof is subject to Borrowers delivery to Lender of each of the following:

(a)	a Fifth Amended and Restated Secured Promissory Note executed by Borrowers, substantially in the form of Exhibit B attached hereto;

(b)	Receipt by Lender of the principal and interest payment of $55,000 that was due August 1, 2003.

    9.        Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against Borrower according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, (b) no default or Event of

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Default presently exists under the Loan Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. Borrower further acknowledges that Borrower’s obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff, and Borrower hereby releases Lender from any claim, known or unknown, that Borrower may have against Lender as of the execution of this Amendment.

    10.        The terms “Loan Document” and “Loan Documents” as defined in the Loan Agreement are amended to include this Amendment.

    31.        This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

    42.        Except as modified and amended hereby, the Loan Documents shall remain in full force and effect.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER: TELTRONICS, INC.	LENDER: FINOVA MEZZANINE CAPITAL INC.
By: /s/ Patrick G. Min Title: Vice President Finance & CFO	By: /s/ Philip S. Clark Title: V.P.

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$304,380.81	September 9th, 2003

FIFTH AMENDED AND RESTATED
SECURED PROMISSORY NOTE

        FOR VALUE RECEIVED, the undersigned, TELTRONICS, INC., a Delaware corporation (“Maker”), promise to pay to the order of FINOVA MEZZANINE CAPITAL, INC., a Tennessee corporation f/k/a SIRROM CAPITAL CORPORATION, d/b/a Tandem Capital, Inc., (“Payee” and, together with any subsequent holder(s) hereof, “Holder”), 500 Church Street, Suite 200, Nashville, TN 37219, or at such other place as Holder may designate to Maker in writing from time to time, or at such other place as Holder may designate to Maker in writing from time to time, on February 1, 2004 (the “Maturity Date”), the principal sum of THREE HUNDRED FOUR THOUSAND THREE HUNDRED EIGHTY and 81/100 DOLLARS ($304,380.81), together with interest on the outstanding principal balance hereof from the date of each advance at the rate of fourteen percent (14%) per annum computed on the basis of a 360-day year.

        Maker shall make a payment of $55,000 per month beginning September 1, 2003 and due the 1st of each successive month which shall be applied first to the outstanding interest and then outstanding principal until February 1, 2004 (the “Maturity Date”) at which time all outstanding principal and interest shall be paid in full.

        The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

        Time is of the essence under this Amended and Restated Note (the “Note”).

        This is the Note referenced in, and issued pursuant to, the Loan and Security Agreement dated February 25, 1998 and that First Amendment to Loan and Security Agreement dated September 30, 2002, between the Maker and the Payee and that Second Amendment to Loan and Security Agreement dated September 9, 2003 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). The Loan Agreement is hereby amended as necessary to make it consistent with the amendments contained herein. The indebtedness evidenced by this Note was incurred pursuant to, and is governed and secured by the Loan Agreement and the other “Loan Documents” defined and referenced therein. Reference is made to the Loan Agreement for a description of the terms and conditions governing this Note and the indebtedness evidenced hereby, including but not limited to the circumstances under which the indebtedness evidenced by this Note may be declared, or may automatically become, immediately due and payable prior to the Maturity Date.

        To the extent permitted by applicable law, upon the occurrence of any Event of Default (as such term is defined in the Loan Agreement), at the option of Holder and without notice to Maker, all overdue interest, if any, shall be added to the outstanding principal balance hereof, and the entire

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outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the otherwise then-applicable interest rate plus an additional two percent (2%) per annum (computed on he basis of a 360-day year).

        If this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including, without limitation, all reasonable attorneys fees and all court costs.

        Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder acceptance of a past-due installment or other indulgences granted form time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder made by agreement with any person now or hereafter liable of payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

        All interest accruing under this Note is subject to the terms of Section 8.7 of the Loan Agreement. Without limitation to the foregoing, all agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collective under applicable laws in effect from time to time (the “Maximum Rate”). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of said Maximum Rate, then ipso facto, the obligation to pay interest hereunder shall be reduced to said Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at said Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance regaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

        This Note shall be construed and enforced under the internal laws of the State of Tennessee, without reference to the conflict of laws principles thereof.

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        Maker hereby irrevocably consents to the jurisdiction of any state or federal courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Holder may be a party and which concerns this Note or the indebtedness evidenced hereby. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee unless Holder agrees to the contrary in writing.

        As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

        This Note is executed, in part, in renewal, amendment, restatement and modification of, but not in novation or discharge of, the existing obligations and indebtedness of Maker to Payee as evidenced by that Fourth Amended and Restated Secured Promissory Note executed and delivered in favor of Payee by Maker on September 30, 2002.

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[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SECURED
PROMISSORY NOTE ($304,380.81)]

MAKER: TELTRONICS, INC. By: /s/ Patrick G. Min Name: Patrick G. Min Its: VP Finance & CFO

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